SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CEC ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

CEC ENTERTAINMENT, INC.

4441 West Airport Freeway

Irving, Texas 75062

(972) 258-8507

April 7, 2005

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of CEC Entertainment, Inc. to be held at 9:00 a.m. local time, Thursday, May 19, 2005, at the DFW Airport Marriott South located at 4151 Centreport Drive, Fort Worth, Texas.

At the meeting you will be asked to re-elect three current directors, to ratify the appointment of the Company’s independent registered public accounting firm, to approve the adoption of the Non-Employee Directors Restricted Stock Plan, and to transact such other business as may properly come before the meeting.

The formal Notice of the Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the Annual Meeting. You may vote over the internet, as well as by telephone or by mailing a proxy card. Voting over the internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions with the proxy card regarding each of these voting options.

Thank you for your continued support of and interest in CEC Entertainment, Inc.

Sincerely,

RICHARD M. FRANK Chairman and Chief Executive Officer

CEC ENTERTAINMENT, INC.

4441 West Airport Freeway

Irving, Texas 75062

(972) 258-8507

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2005

To the Stockholders of

CEC Entertainment, Inc.:

Notice is hereby given that the annual meeting of stockholders of CEC Entertainment, Inc., a Kansas corporation, will be held at the DFW Airport Marriott South located at 4151 Centreport Drive, Fort Worth, Texas on May 19, 2005, at 9:00 a.m. local time, for the following purposes:

1.	To re-elect three Class II directors to serve for a term of three years or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

3.	To approve the adoption of the Non-Employee Directors Restricted Stock Plan; and

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 24, 2005 are entitled to notice of, and to vote at, the meeting, and any adjournments or postponements thereof. A list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, at 4441 West Airport Freeway, Irving, Texas. The list shall also be available for examination during the meeting by any stockholder who is present at the meeting.

It is desirable that as large a proportion as possible of the stockholders’ interests be represented at the meeting. Whether or not you plan to be present at the meeting, you are requested to vote as soon as possible so that your shares may be voted in accordance with your wishes. The giving of such proxy will not affect your right to revoke it later or vote in person in the event that you should attend the meeting.

To make it easier for you to vote, internet and telephone voting is available. The instructions included with the proxy card describe how to use these services. Of course, if you prefer, you can vote through the mail service by completing the proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

MARSHALL R. FISCO, JR. Secretary

Irving, Texas

April 7, 2005

CEC ENTERTAINMENT, INC.

4441 WEST AIRPORT FREEWAY

IRVING, TEXAS 75062

(972) 258-8507

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2005

This proxy statement is furnished to stockholders of CEC Entertainment, Inc., a Kansas corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at 9:00 a.m. local time, on May 19, 2005 at the DFW Airport Marriott South located at 4151 Centreport Drive, Fort Worth, Texas, and any adjournments or postponements thereof. Proxies in the form enclosed will be voted at the Annual Meeting, if completed in accordance with the instructions, tendered to the Company prior to the Annual Meeting and not revoked. A proxy may be revoked at any time before it is voted either by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. This proxy statement was first mailed or given to the Company’s stockholders on or about April 7, 2005. The term “Company” when used in this Proxy Statement refers to CEC Entertainment, Inc. but may also, as the context may require, refer to CEC Entertainment, Inc. and its subsidiaries.

OUTSTANDING CAPITAL STOCK

The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is March 24, 2005. At the close of business on that date, the Company had issued and outstanding and entitled to receive notice of and vote at the Annual Meeting 35,803,882 shares of Common Stock, $0.10 par value (the “Common Stock”). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.

ACTION TO BE TAKEN AT THE ANNUAL MEETING

The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted:

1.	To re-elect three Class II directors to serve for a term of three years or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

3.	To approve the adoption of the Non-Employee Directors Restricted Stock Plan; and

4.	To transact such other business as may properly come before the meeting.

Proxies will be voted for any proposals pending at the Annual Meeting, unless authorization to vote for a proposal is withheld or otherwise directed. Proxyholders will vote in accordance with duly completed and tendered proxies. Proxyholders will use their discretion to vote on any other matter or business that is brought before the Annual Meeting. The Board of Directors is not presently aware of any other matters or business to be brought before the Annual Meeting.

QUORUM AND VOTING

Each stockholder of record on the Record Date is entitled to one vote for each share of Common Stock held by them. A majority of the number of outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting for purposes of electing directors, ratifying the appointment of the Company’s independent registered public accounting firm, and approving the adoption of the Non-Employee Directors Restricted Stock Plan. If a quorum is not present or represented at the Annual Meeting, stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice, other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original date of the Annual Meeting.

Votes cast by proxy or in person shall be counted by a person or persons appointed by the Company to act as inspector of election for the Annual Meeting. The inspector of election will treat shares presented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Abstentions will have no effect on the proposals to be voted on at the Annual Meeting. Unless authorization to vote for a proposal pending at the Annual Meeting is withheld, if no direction is made for a vote cast by proxy, the proxy shall be voted for such proposals.

Broker non-votes occur where a broker holding shares in street name does not vote on a particular proposal because the broker does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the shares, but are not permitted to vote on non-routine proposals. The missing votes on non-routine proposals are deemed to be “broker non-votes.” The rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are routine or non-routine. The inspector of election shall treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any proposal as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that proposal (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other proposals). Under the rules of the New York Stock Exchange, your broker may not vote your shares relating to the Non-Employee Directors Restricted Stock Plan absent instructions from you. Without your voting instructions on this proposal, a broker non-vote will occur.

VOTE REQUIRED FOR APPROVAL

Proposal 1 - Election of Directors - The three nominees receiving the greatest number of votes out of all votes cast for the election of directors will be elected.

Proposal 2 - Ratifying Appointment of Independent Registered Public Accounting Firm - The affirmative vote of a majority of the shares entitled to vote and present, in person or by proxy, at the Annual Meeting will be required to ratify the appointment of the Company’s independent registered public accounting firm.

Proposal 3 - Adoption of Non-Employee Directors Restricted Stock Plan - The affirmative vote of a majority of the shares entitled to vote and present, in person or by proxy, at the Annual Meeting will be required to approve the adoption of the Non-Employee Directors Restricted Stock Plan.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the Annual Meeting. It may be revoked by filing with the Secretary of the Company, Marshall R. Fisco, Jr., CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062, a written notice of revocation or duly completed and tendered proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PRINCIPAL HOLDERS OF CAPITAL STOCK

The following table sets forth information, as of March 24, 2005, relating to the beneficial ownership of the Company’s Common Stock by: (i) each director and executive officer (as hereinafter defined) as of such date, (ii) the directors and the executive officers as a group (14 persons) as of such date, and (iii) each person, as that term is used in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock. Except as otherwise indicated, each of the persons named in the table is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock by directors and executive officers has been furnished by the respective directors and executive officers.

Name (and address for 5% beneficial owners)	Number of Shares of Common Stock		Percentage of Class Outstanding Common Stock
Richard M. Frank	1,273,378	(A)	3.6%

Michael H. Magusiak	747,633	(B)	2.1%

J. Roger Cardinale	242,647	(C)	(D)

Gene F. Cramm, Jr.	85,125	(E)	(D)

Mark A. Flores	91,525	(F)	(D)

Richard T. Huston	170,757	(G)	(D)

Christopher D. Morris	0	(H)	(D)

Thomas W. Oliver	196,536	(I)	(D)

Lawrence T. McDowell	500	(J)	(D)

Tim T. Morris	11,250	(K)	(D)

Louis P. Neeb	16,500	(L)	(D)

Cynthia I. Pharr Lee	16,725	(M)	(D)

Walter Tyree	22,125	(N)	(D)

Raymond E. Wooldridge	46,500	(O)	(D)

Directors and Executive Officers as a Group	2,921,201		8.2%

Earnest Partner, LLC 75 Fourteenth Street, Suite 2300 Atlanta, GA 30309	2,304,742	(P)	6.4%

FMR Corp. 82 Devonshire Street Boston, MA 02109	3,700,500	(Q)	10.3%

HYMF Limited Walker House Mary Street P.O. 908 GT George Town, Grand Cayman	4,461,392	(R)	12.5%

Nominingue Asset Management, LLC 712 Fifth Avenue New York, New York 10019	1,913,399	(S)	5.3%

(A)	Includes 1,139,850 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 371,250 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof. This number also includes 50,900 shares beneficially owned by Frank Family Trust A2, and 82,628 shares beneficially owned by Richard M. Frank Revocable Trust. Of the total shares beneficially owned by these Trusts, Mr. Frank has sole voting power and sole dispositive power over all 133,528 shares.

(B)	Includes 684,900 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 303,500 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(C)	Includes 242,647 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 72,425 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

(D)	Constitutes less than 1% of the Company’s outstanding Common Stock.

(E)	Includes 85,125 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 72,425 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

(F)	Includes 91,525 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 66,800 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(G)	Includes 141,375 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 72,425 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(H)	Excludes 105,000 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

(I)	Includes 196,536 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 70,550 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(J)	Excludes 15,000 shares purchasable pursuant to options issued under the Company’s Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(K)	Includes 9,750 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 16,500 shares purchasable pursuant to options issued under the Company’s Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(L)	Includes 16,500 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 16,500 shares purchasable pursuant to options issued under the Company’s Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(M)	Includes 16,500 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 16,500 shares purchasable pursuant to options issued under the Company’s Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(N)	Includes 16,500 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 16,500 shares purchasable pursuant to options issued under the Company’s Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(O)	Includes 12,750 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 16,500 shares purchasable pursuant to options issued under the Company’s Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(P)	Based upon information in Schedule 13G dated February 14, 2005. Of its total shares, Earnest Partner, LLC has sole voting power over 1,318,601 shares, shared voting power over 556,391 shares, and sole dispositive power over 2,304,742 shares.

(Q)	Based upon information in Schedule 13G dated February 14, 2005. Of its total shares, FMR Corp. has sole voting power over 500 shares and sole dispositive power over 3,700,500 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock of the Company. The interest of one person, Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, in the Common Stock of the Company amounted to 3,700,000 shares.

(R)	Based upon information in Schedule 13G dated February 14, 2005. The shares reported by HYMF Limited are held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts. Of these shares, 3,500,382 shares are beneficially owned by Barclays Global Investors, NA, who has sole voting power over 3,253,799 shares and sole dispositive power over 3,500,382 shares. Further, 847,410 shares are beneficially owned by Barclays Global Fund Advisors, who has sole voting power over 846,376 shares and sole dispositive power over 847,410 shares. Finally, 113,600 shares are beneficially owned by Palomino Limited, who has sole voting power over 113,600 shares and sole dispositive power over 113,600 shares.

(S)	Based upon information in Schedule 13G dated February 11, 2005. Of its total shares, Nominingue Asset Management, LLC has sole voting power over 1,913,399 shares and sole dispositive power over 1,913,399 shares.

PROPOSAL 1:

ELECTION OF DIRECTORS

The terms of the Class II directors expire at the Annual Meeting in 2005. The Board of Directors has nominated Richard T. Huston, Cynthia I. Pharr Lee, and Raymond E. Wooldridge for re-election at the Annual Meeting, to serve for a term of three years. Messrs. Huston and Wooldridge and Madame Pharr Lee have expressed their intention to serve the entire term for which re-election is sought.

Directors will be elected by cumulative voting. To be elected as a director, a candidate must be among the three candidates who receive the most votes out of all votes cast for the election of directors at the Annual Meeting. See “Quorum and Voting.”

The following table lists the names and ages (as of March 24, 2005) of the director nominees and the other directors whose terms of office will continue after the Annual Meeting, the year in which each director was first elected as a director of the Company, the class to which each director has been or will be elected, and the Annual Meeting at which the term of each director will expire.

	Age	Director Since	Class	Term Expires
Nominee Directors

Richard T. Huston	59	1999	II	2005

Cynthia I. Pharr Lee	56	1994	II	2005

Raymond E. Wooldridge	66	1997	II	2005

Continuing Directors

Richard M. Frank	57	1985	III	2006

Tim T. Morris	58	1997	III	2006

Louis P. Neeb	66	1994	III	2006

Michael H. Magusiak	49	1988	I	2007

Larry T. McDowell	63	2005	I	2007

Walter Tyree	53	1997	I	2007

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NAMED NOMINEES.

ADDITIONAL INFORMATION ABOUT THE EXECUTIVE OFFICERS, BOARD OF

DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

EXECUTIVE OFFICERS

The following table sets forth the names and certain other information regarding the executive officers of the Company as of March 24, 2005.

Name	Age	Position	Year First Elected as Executive Officer
Richard M. Frank	57	Chairman of the Board and Chief Executive Officer	1985

Michael H. Magusiak	49	President	1988

J. Roger Cardinale	45	Executive Vice President, Development and Purchasing	1999

Gene F. Cramm, Jr.	47	Executive Vice President, Franchise, Games, Entertainment and Concept Evolution	1997

Mark A. Flores	47	Executive Vice President, Director of Operations	1999

Richard T. Huston	59	Executive Vice President, Marketing	1986

Christopher D. Morris	34	Senior Vice President, Chief Financial Officer	2004

Thomas W. Oliver	65	Executive Vice President, General Counsel	2000

BUSINESS HISTORY OF EXECUTIVE OFFICERS AND DIRECTORS

A brief description of the business history of the directors and executive officers of the Company is provided below.

RICHARD M. FRANK has been Chairman of the Board and Chief Executive Officer of the Company since March 1986 and has been a Director of the Company since June 1985. He served as President and Chief Operating Officer from June 1985 until October 1988. He joined the Company in 1985.

MICHAEL H. MAGUSIAK was elected President of the Company in June 1994. He had previously served as Executive Vice President, Chief Financial Officer and Treasurer since June 1988. He has also served as a Director of the Company since 1988. He was Vice President of the Company from October 1987 to June 1988 and Controller of the Company from October 1987 to January 1989. He joined the Company in July 1987.

J. ROGER CARDINALE has served as Executive Vice President of the Company since December 1999. He assumed the duties of Director of Development in April 2000, Director of Real Estate in January 1999, and has served as Director of Purchasing since September 1990. Mr. Cardinale had held various positions with the Company since November 1986.

GENE F. CRAMM, JR. has served as Executive Vice President of the Company since September 1997. Prior to that time he had served as a Senior Vice President since September 1989. Mr. Cramm had held various positions with the Company since 1980, including Director of Franchise, Director of Construction, Director of Entertainment and Games, Senior Vice President, International Development and Special Projects, Senior Vice President, Operational Support, and Director of Purchasing.

MARK A. FLORES has served as Executive Vice President of the Company since May 1999. Prior to that he served as Senior Vice President of the Company since 1995 and Regional Manager of the Western Region since 1992. He joined the company in 1982.

RICHARD T. HUSTON has served as Executive Vice President of the Company since July 1986 and as Director of Marketing and Strategic Development since January 1993. He has also served as a Director of the Company since 1999. His responsibilities as an officer of the Company were expanded from June 1994 to March 1997 to include Entertainment as well as Marketing. He served as Director of Marketing and Development from October 1988 to January 1993. He served as Vice President from October 1985 to July 1986, and as Director of Marketing from October 1985 to October 1988. He joined the Company in 1985.

CHRISTOPHER D. MORRIS has served as Senior Vice President and Chief Financial Officer of the Company since January 2004. Prior to joining the Company, Mr. Morris was Senior Director of Finance for NPC International, Inc. (Pizza Hut franchisee) from March 1999 to January 2004. From May 1996 to March 1999, Mr. Morris held various accounting/finance positions at Applebee’s International, Inc. He joined the Company in 2004. Mr. Morris has no relation to Tim T. Morris.

THOMAS W. OLIVER has served as Executive Vice President and General Counsel of the Company since March 2000. Prior to joining the Company, Mr. Oliver was a shareholder for 23 years in the Dallas office of the law firm of Winstead Sechrest and Minick. He joined the Company in 2000.

LARRY T. McDOWELL was elected as a Director of the Company in February 2005. Mr. McDowell retired in 1997 from Arthur Andersen, LLP, a public accounting firm. Mr. McDowell was employed by Arthur Andersen, LLP from 1963 to 1997; serving as a Tax Partner from 1974 through 1997. In addition thereto, he held the positions of head of U.S. Financial Institutions Tax Specialty Team and a member of the firm’s Tax Division’s Long-Range Planning Committee. Mr. McDowell is currently a Member of the Audit and Ethics Committee of United Way of Metropolitan Dallas, and had previously served as a Treasurer and one of its Board Members.

TIM T. MORRIS was elected as a Director of the Company in June 1997. Mr. Morris is currently the President of Morris Capital Management, LLC, an investment firm. From 1990 through 2002, Mr. Morris was the President of River Associates, LLC, an investment firm. From 1981 through 1990 Mr. Morris was an Office Managing Partner of Deloitte & Touche, a public accounting firm. From 1977 through 1981 Mr. Morris was a Partner of Rogers, Morris, Millsaps & Underwood, CPA’s, a public accounting firm. From 1968 through 1977 Mr. Morris was a Partner of Hazlett, Lewis & Bieter, CPA’s, a public accounting firm. Mr. Morris has no relation to Christopher D. Morris.

LOUIS P. NEEB was elected as a Director of the Company in August 1994. Mr. Neeb has served as Chairman of the Board of Mexican Restaurants, Inc. (f/k/a Casa Ole’ Restaurants, Inc.) from October 1995 to the present. Mr. Neeb had also served as Chief Executive Officer of Mexican Restaurants, Inc. from February 1996 through May 2002. From August 1982 to present, Mr. Neeb has been President of Neeb Enterprises, Inc., a management consulting firm specializing in consulting to restaurant companies. From July 1991 through January 1994, Mr. Neeb was President and Chief Executive Officer of Spaghetti Warehouse, Inc. Mr. Neeb has had other extensive experience in the restaurant industry including serving as Chairman of the Board of Burger King Corporation. Mr. Neeb had also been a member of the Board of Directors of both the Franchise Finance Corporation of America, a publicly-traded real estate trust which provides real estate for restaurants from 1994 through 2001, and Silver Diner, Inc., a restaurant company, from 1994 to the present.

CYNTHIA I. PHARR LEE was elected as a Director of the Company in August 1994. Ms. Pharr Lee is currently President and owner of C. Pharr & Company, a public relations and marketing consulting firm. Ms. Pharr Lee has served in that position since March 1993. From May 1989 through February 1993, Ms. Pharr Lee was President and Chief Executive Officer of Tracy-Locke/Pharr P R, a division of Omnicom, a public relations firm. From August 1986 through April 1989, Ms. Pharr Lee was President and owner of C. Pharr & Company, Inc. a public relations agency. Ms. Pharr Lee had served as a member of the Board of Directors of Spaghetti Warehouse, Inc. from August 1991 until January 1999.

WALTER TYREE was elected as a Director of the Company in June 1997. Mr. Tyree is currently Chief Operating Officer of Boston Market Corporation. Mr. Tyree has served in that position since March 2004. He previously held the positions of Divisional President for Boston Market from October 1999 until March 2004, and Vice President of Operations for Boston Market from October 1998 until October 1999. Mr. Tyree had served as Chief Operating Officer of BCBM Southwest, Inc., a Boston Market franchisee, from January 1993 until October 1998. From 1975 to 1992, Mr. Tyree served in various positions with Steak and Ale, a restaurant company, most recently as a Regional Director.

RAYMOND E. WOOLDRIDGE was elected as a Director of the Company in June 1997. Mr. Wooldridge currently serves as a Director of Westwood Holdings Group, Inc., a New York Stock Exchange Company, D. A. Davidson & Co., a member of NASD, Davidson Trust Company, and Westwood Trust Company. Mr. Wooldridge had previously served as a member of the National Adjudicatory Committee of the National Securities Dealers Association—Regulation, and a Director of Security Bank, N.A. Mr. Wooldridge had also served as Vice Chairman and Chairman of the Executive Committee of Southwest Securities Group, Inc., a publicly owned holding firm, from 1996 to 1999, and as President and Chief Operating Officer and Chief Executive Officer thereof from 1986 until 1996. Prior thereto, from 1964 through 1986, Mr. Wooldridge served in various positions with Eppler, Guerin and Turner, Inc., a regional brokerage and investment banking firm, most recently as the firm’s President and Chief Executive Officer.

Except as set forth above, none of the Directors of the Company hold directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

COMPOSITION, COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

It is the policy of the Company that a majority of the Board of Directors consist of independent, non-management directors who meet the criteria for independence required by the listing standards of the New York Stock Exchange. A director is independent if he or she does not have a material relationship with the Company other than as a director. The Board of Directors has determined that all of the Company’s incumbent non-management directors are independent under these standards.

Four (4) regularly scheduled and seven (7) special meetings of the Board of Directors were held during 2004. Each of the directors attended at least 75% of the meetings held by the Board of Directors, and by each committee on which he or she served in 2004.

The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. The responsibilities and composition of each of these committees are described below. The Charters for the Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee may be viewed on our website at http://www.chuckecheese.com.

The Executive Committee currently consists of four directors. The Executive Committee is responsible for assisting the Board of Directors in carrying out its duties and acts in the place of the Board of Directors when the Board of Directors is not in session and may exercise substantially all of the powers of the Board of Directors other than those powers specifically required by law or by the Company’s Bylaws to be exercised by the full Board of Directors. The Executive Committee (comprised of Ms. Pharr Lee and Messrs. Frank, Magusiak and Neeb in 2004) held no meetings in 2004.

The Audit Committee currently consists of three directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange and at least one of whom, Tim Morris, is an Audit Committee Financial Expert as defined under the rules of the Securities and Exchange Commission. The Audit Committee provides assistance to the directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee (comprised of Ms. Pharr Lee and Messrs. Morris and Wooldridge in 2004) held eight (8) formal and several informal meetings in 2004.

The Compensation Committee currently consists of two directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Compensation Committee is responsible for recommending the compensation, including performance bonuses, payable to the executive officers and other employees of the Company, and administering the 1997 Non-Statutory Stock Option Plan and 2004 Restricted Stock Plan. The Compensation Committee (comprised of Messrs. Neeb and Tyree in 2004) held eight (8) formal and several informal meetings in 2004.

The Nominating/Corporate Governance Committee currently consists of three directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Nominating/Corporate Governance Committee is responsible for: (a) identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each annual meeting of the Company’s stockholders; (b) ensuring that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board has the benefit of qualified and experienced “independent” directors; and (c) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company. The Nominating/Corporate Governance Committee is also responsible for developing management succession plans, reviewing senior management organizational matters, advising the Board of Directors on corporate governance matters, and performing any other activities consistent with the Nominating/Corporate Governance Committee Charter, the Company’s Articles of Incorporation and Bylaws, and governing laws as the Nominating/Corporate Governance Committee or the Board of Directors deems appropriate. The Nominating/Corporate Governance Committee considers and recommends candidates for election to the Board. The Committee also considers candidates for election to the Board that are submitted by stockholders. In making its selections of candidates to recommend for election, the Committee seeks persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company. The minimum qualifications that the Nominating/Corporate Governance Committee believes must be met for a candidate to be nominated include integrity, independence, forthrightness, analytical skills and the willingness to devote appropriate time and attention to the Company’s affairs. Candidates should also demonstrate a willingness to work as part of a team in an atmosphere of trust and a commitment to represent the interests of all the stockholders rather than those of a specific constituency. The Company currently does not have a formal process for stockholders to submit nominees for election at an annual or special meeting of stockholders. The Nominating/Corporate Governance Committee applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board of Directors. The Nominating/Corporate Governance Committee (comprised of Messrs. Morris, Tyree and Wooldridge in 2004) held three (3) meetings in 2004.

In February, 2004, the Stock Option Committee was dissolved and its responsibilities were assumed by the Compensation Committee. Prior to its dissolution, the Stock Option Committee was responsible for administering the 1997 Non-Statutory Stock Option Plan. Prior to its dissolution, the Stock Option Committee, like the Compensation Committee, was comprised of Messrs. Neeb and Tyree in 2004, and held one (1) meeting in 2004.

The non-management directors also meet periodically in executive session without management present. Each non-management director serves as the presiding director at an executive session on a rotating basis. Non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at the Company’s expense. Directors also have access to Company records and files, and directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

In February, 2004, the Board of Directors documented the governance practices followed by the Company by adopting the CEC Entertainment, Inc. Corporate Governance Guidelines in order to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for the Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee may be viewed on our website at http://www.chuckecheese.com.

In February, 2004, the Company also adopted a Code of Business Conduct and Ethics that applies to all directors and employees of the Company. The Code of Business Conduct and Ethics may be viewed on our website at http://www.chuckecheese.com. The Company will disclose any amendments to or waivers from the Code of Business Conduct and Ethics on this website.

In October, 2003, the Company also adopted a Code of Ethics that applies to the Chief Executive Officer and senior financial officers of the Company. The Code Ethics may be viewed on our website at http://www.chuckecheese.com. The Company will disclose any amendments to or waivers from the Code of Ethics on this website.

Directors are expected to attend all meetings of the Board and each committee on which they serve, and the Board of Directors encourages all its members to attend the Annual Meeting of Stockholders. In May 2004, three (3) directors were present at the Annual Meeting of Stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Board of Directors has established a means by which stockholders may communicate directly with the Board or individual members of the Board. Stockholders may contact the Board or any committee of the Board by sending an email to the non-management directors as a group at nonmanagementdirectors@cecentertainment.com or to one of the committees at auditcomm@cecentertainment.com, corpgovcomm@cecentertainment.com or compcomm@cecentertainment.com. Communications will be distributed to the Board as appropriate based on the facts and circumstances outlined in the communication. This policy and procedure is also posted on the Company’s website at http://www.chuckecheese.com.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to the Chief Executive Officer and to each of the other most highly paid executive officers of the Company (the “Named Executive Officers”) for the fiscal years ended December 29, 2002, December 28, 2003 and January 2, 2005 (designated herein as fiscal years 2002, 2003 and 2004, respectively.)

	Annual Compensation					Long Term Compensation Awards
Name (and Principal Position)	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($) (A)	Restricted Stock Awards ($)	Securities Underlying Options (#) (B)
Richard M. Frank (Chief Executive Officer)	2004 2003 2002	1,100,000 1,100,000 1,097,692	1,206,700 297,000 0	(C) (D) (E)	46,983 61,857 46,380	— — —	0 375,000 375,000

Michael H. Magusiak (President)	2004 2003 2002	500,000 500,000 448,846	548,500 135,000 0	(C) (D) (E)	24,988 20,102 26,874	— — —	0 375,000 150,000

Richard T. Huston (Executive Vice President)	2004 2003 2002	199,692 189,785 182,000	109,531 17,935 0	(C) (D) (E)	30,485 24,525 24,792	— — —	0 150,000 22,500

Thomas W. Oliver (Executive Vice President)	2004 2003 2002	199,692 189,731 180,000	109,531 17,930 0	(C) (D) (E)	15,441 11,934 17,518	— — —	0 150,000 15,000

J. Roger Cardinale (Executive Vice President)	2004 2003 2002	199,692 189,056 154,885	109,531 17,866 0	(C) (D) (E)	17,435 15,019 16,220	— — —	0 150,000 22,500

(A)	Includes annual car allowances for: (i) Mr. Frank of $15,600 (in 2002, 2003 and 2004); (ii) Mr. Magusiak of $12,000 (in 2002, 2003 and 2004); and (iii) Messrs. Huston, Oliver and Cardinale of $10,200 (in 2002, 2003 and 2004).

(B)	On March 15, 2004, the Common Stock of the Company split 3-for-2. The amounts listed as Securities Underlying Options have been adjusted to reflect the stock split.

(C)	Includes a bonus earned in 2004 and paid in 2005.

(D)	Includes a bonus earned in 2003 and paid in 2004.

(E)	Includes a bonus earned in 2002 and paid in 2003.

EMPLOYMENT AGREEMENTS

On November 13, 2000, Richard M. Frank entered into an employment agreement with the Company providing for a 5-year term commencing on January 1, 2001. Pursuant to the terms of the employment agreement, Mr. Frank receives an annual base salary, a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan, options to purchase shares of the Company’s Common Stock issued under the Company’s 1997 Non-Statutory Stock Option Plan in such amounts, and at such times, as determined by the Compensation Committee, and such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors. At the commencement of the employment agreement on January 1, 2001, Mr. Frank’s base salary was $1,000,000 which was the same amount he had received since 1994. Effective January 1, 2002, the Compensation Committee of the Board of Directors increased Mr. Frank’s base salary to $1,100,000, and effective on January 1, 2005, his base salary was increased to $1,200,000. On March 29, 2005, Mr. Frank entered into a new employment agreement with the Company providing for a 5 year term commencing on January 1, 2006, which agreement will be effective on the expiration of his current employment agreement. The new employment agreement provides for a base salary of $1,200,000, a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan, acknowledges the option to purchase 150,000 shares of the Company’s Common Stock issued on March 4, 2005, pursuant to the Company’s 1997 Non-Statutory Stock Option Plan, and such additional benefits and/or compensation as may be determined by the Compensation Committee. Per the new employment agreement, Mr. Frank may also receive options to purchase additional shares of the Company’s Common Stock issued pursuant to the Company’s 1997 Non-Statutory Stock Option Plan and grants of restricted stock awards pursuant to the Company’s 2004 Restricted Stock Plan in such amounts and at such times as determined by the Compensation Committee.

On May 8, 2001, Michael H. Magusiak entered into an employment agreement with the Company providing for a 5-year term commencing on January 1, 2001. Pursuant to the terms of the employment agreement, Mr. Magusiak receives an annual base salary, a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan, options to purchase shares of the Company’s Common Stock issued under the Company’s 1997 Non-Statutory Stock Option Plan in such amounts, and at such times, as determined by the Compensation Committee, and such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors. At the commencement of the employment agreement on January 1, 2001, Mr. Magusiak’s base salary was $400,000. Effective January 1, 2002, and January 1, 2003, the Compensation Committee of the Board of Directors increased Mr. Magusiak’s base salary to $450,000 and $500,000, respectively. Effective on January 1, 2005, his base salary was increased to $550,000. On March 29, 2005, Mr. Magusiak entered into a new employment agreement with the Company providing for a 5 year term commencing on January 1, 2006, which agreement will be effective on the expiration of his current employment agreement. The new employment agreement provides for a base salary of $550,000, a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan, acknowledges the option to purchase 125,000 shares of the Company’s Common Stock issued on March 4, 2005, pursuant to the Company’s 1997 Non-Statutory Stock Option Plan, and such additional benefits and/or compensation as may be determined by the Compensation Committee. Per the new employment agreement, Mr. Magusiak may also receive options to purchase additional shares of the Company’s Common Stock issued pursuant to the Company’s 1997 Non-Statutory Stock Option Plan and grants of restricted stock awards pursuant to the Company’s 2004 Restricted Stock Plan in such amounts and at such times as determined by the Compensation Committee.

Under the terms of the respective employment agreements (the “Employment Agreements”), if Mr. Frank’s or Mr. Magusiak’s (the “Covered Executive(s)”) employment with the Company is terminated by the Company (other than as a result of death or “permanent disability,” as defined in the Employment Agreements), then Mr. Frank will be entitled to receive a severance amount equal to $3,000,000, and Mr. Magusiak will be entitled to receive a severance amount equal to two times his then current base salary (together, the “Severance Amounts”). In the event of the Covered Executive’s death, his estate is entitled to receive his base salary through the date of his death.

The Employment Agreements also provide that each of Messrs. Frank and Magusiak will receive his respective Severance Amount in the event there is a Change of Control (as defined below) of the Company and the Covered Executive voluntarily terminates his employment within one year after such a Change of Control. A “Change of Control” is deemed to have occurred with respect to the Company if (i) any person or group of persons acting in concert in which the Covered Executive is not an investor, partner, officer, director or member, shall acquire, directly or indirectly, the power to vote, or direct the voting of, more than 33% of the then outstanding voting securities of the Company or (ii) during any consecutive 18 month period a majority of the Board of Directors is elected or appointed and consists of persons who were not directors of the Company as of the date of the respective Employment Agreement and whose election or appointment as directors of the Company is actively opposed by the Covered Executive. In the event Messrs. Frank or Magusiak are subject to an excise tax on their respective Severance Amounts, according to Sections 280 G and 4999 of the Internal Revenue Code of 1986, as amended, the Company will gross-up their respective Severance Amounts to satisfy the excise taxes.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company maintains the 1997 Non-Statutory Stock Option Plan (“Employee Plan”), the Non-Employee Directors Stock Option Plan (“Directors Plan”) and the 2004 Restricted Stock Plan (“Restricted Plan”), pursuant to which it may grant equity awards to eligible persons.

The following table gives information about equity awards under the Company’s above-mentioned Plans as of January 2, 2005. The information in this table has been adjusted to reflect the 3-for-2 split in the Common Stock of the Company on March 15, 2004.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Shareholders	5,087,053	(1)	$23.08	3,452,683	(2)

Equity Compensation Plans Not Approved by Shareholders	0		$0	0

Total	5,087,053		$23.08	3,452,683

(1)	This number includes 4,923,844 shares of Common Stock issuable upon the exercise of options granted under the Employee Plan, 154,500 shares of Common Stock issuable upon the exercise of options granted under the Directors Plan, and 0 shares of Common Stock granted under the Restricted Plan.

(2)	This number includes 2,777,682 shares of Common Stock issuable upon the exercise of options granted under the Employee Plan, 175,001 shares of Common Stock issuable upon the exercise of options granted under the Directors Plan, and 500,000 shares of Common Stock granted under the Restricted Plan.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding stock options granted to each of the Named Executive Officers in the fiscal year ended January 2, 2005. The information in this table has been adjusted to reflect the 3-for-2 split in the Common Stock of the Company on March 15, 2004.

	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
Richard M. Frank	0	0.00%	N/A	N/A

Michael H. Magusiak	0	0.00%	N/A	N/A

Richard T. Huston	0	0.00%	N/A	N/A

Thomas W. Oliver	0	0.00%	N/A	N/A

J. Roger Cardinale	0	0.00%	N/A	N/A

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, information regarding his exercise of stock options during the fiscal year ended January 2, 2005 and the value of his unexercised stock options as of January 2, 2005. The information in this table has been adjusted to reflect the 3-for-2 split in the Common Stock of the Company on March 15, 2004. The closing price for the Company’s Common Stock, as reported by the New York Stock Exchange, on December 31, 2004 (the last trading day of the fiscal year) was $39.97.

	Shares Acquired on Exercise (#)	Value Realized ($) (A)	Number of Unexercised Options at January 2, 2005 (exercisable/unexercisable) (#)		Value of Unexercised In- the-Money Options at January 2, 2005 (exercisable/unexercisable) ($) (B)
Richard M. Frank	247,650	6,427,436	847,350 513,750	(E) (U)	16,077,394 8,911,271	(E) (U)

Michael H. Magusiak	74,100	1,972,547	435,150 428,250	(E) (U)	8,506,745 7,445,333	(E) (U)

Richard T. Huston	110,148	2,024,887	67,500 130,500	(E) (U)	1,096,723 2,455,508	(E) (U)

Thomas W. Oliver	35,000	662,844	129,536 126,750	(E) (U)	2,442,951 2,414,370	(E) (U)

J. Roger Cardinale	0	0	168,772 130,500	(E) (U)	3,408,643 2,455,508	(E) (U)

(A)	Calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at the time of exercise.

(B)	Calculated by determining the difference between the exercise price of the options and the fair market value of the securities underlying the options at fiscal year-end.

(E)	Options which are exercisable at January 2, 2005.

(U)	Options which are not exercisable at January 2, 2005.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The executive compensation program of the Company is designed as a tool to reinforce the Company’s strategic principles — to be a premier company, with an objective of enhancing long term stockholder value. To this end, the following principles have guided the development of the executive compensation program:

•	Provide competitive levels of compensation to attract and retain the best qualified executive talent. The Compensation Committee strongly believes that the caliber of the Company’s management group makes a significant difference in the Company’s success over the long term.

•	Embrace a “pay-for-performance” philosophy by placing significant amounts of compensation “at risk”—that is, a significant component of the compensation payouts to executives must vary according to the overall performance of the Company.

•	Directly link executives’ interests with those of stockholders by providing opportunities for long term incentive compensation based on changes in stockholder value.

The executive compensation program is intended to appropriately balance the Company’s short term operating goals with its long term strategy through a careful mix of base salary, annual bonuses payable upon the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan and long term performance compensation through the issuance of stock options and restricted stock pursuant to the 1997 Non-Statutory Stock Option Plan and the 2004 Restricted Stock Plan.

The compensation of the executive officers of the Company (including Messrs. Frank and Magusiak, except for those items that are fixed per their respective employment agreements) is reviewed and determined annually by the Compensation Committee. The compensation of such executive officers in 2004 was based on individual and corporate performances as well as assigned responsibilities. In establishing and reviewing executive compensation, consideration is also given to executive salary ranges of comparable companies. Individual performance is reflected in the executive officer’s salary. Corporate performance is reflected in a bonus, payable annually, if earned, to each executive officer, based on the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan. Messrs. Frank, Magusiak, Huston, Oliver and Cardinale received bonus compensation in 2005 based upon performances and for services rendered in 2004. Messrs. Frank and the four most highly compensated executive officers (Magusiak, Huston, Oliver and Cardinale) earned $1,206,700, $548,500, $109,531, $109,531, and $109,531, respectively, and $2,083,793 (collectively), of bonus compensation for services rendered in 2004.

The members of the Compensation Committee, all of whom are non-employee directors, considers recommendations made by the Chief Executive Officer for option grants and restricted stock awards, however, the Compensation Committee makes the final decision in all such matters. In 2004, the Compensation Committee (comprised of Messrs. Neeb and Tyree) determined the number of options to issue in accordance with the 1997 Non-Statutory Stock Option Plan and restricted stock awards to be granted in accordance with the 2004 Restricted Stock Plan based upon base salaries and levels of responsibility.

CEO Performance Evaluation

Although Mr. Frank’s salary is established by the terms of his Employment Agreement (see “Employment Agreements”), the Compensation Committee nevertheless annually evaluates his performance based on the same criteria as is applied to the other executive officers of the Company. Stock option issuances and restricted stock awards to Mr. Frank, and any increase in his annual base salary or the granting of a bonus, are based on individual and corporate performance, applying the same factors for him as described above for the Company’s other executives.

The Compensation Committee has also considered the potential impact of Section 162(m) of the Code, adopted under the Omnibus Budget Reconciliation Act of 1993. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. It is the intent of the Company and the Compensation Committee to qualify to the maximum extent possible its executives’ compensation for deductibility under applicable tax laws. The Compensation Committee will continue to monitor the impact of such limitations on tax deductions and will take other appropriate actions if warranted in the future.

The Compensation Committee (and the Stock Option Committee prior to dissolution in February 2004) was comprised of Messrs. Neeb and Tyree in 2004.

Louis P. Neeb

Walter Tyree

AUDIT COMMITTEE REPORT

The Audit Committee is composed of independent directors as required by and in compliance with the listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent registered public accountants, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements and Management’s Report on Internal Control over Financial Reporting with the Company’s management.

2.	The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement of Auditing Standards 61 (Codification of Statements on Auditing Standard, AU 380), which includes a review of findings of the independent accountant during its audit of the Company’s financial statements and Management’s Report on Internal Control over Financial Reporting.

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent registered public accountants the independent registered public accountants’ independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2005, and the Company’s Annual Report on Form 10-K/A which restates fiscal years ended December 28, 2003, December 29, 2002, and December 30, 2001, for filing with the Securities and Exchange Commission.

Tim T. Morris

Cynthia I. Pharr Lee

Raymond E. Wooldridge

COMPENSATION OF DIRECTORS

Non-employee directors of the Company receive a retainer from the Company at the rate of $25,000 per year, plus $2,000 for each regular meeting of the Board of Directors attended. The Chairperson of the Audit Committee receives an additional retainer of $7,500 per year. In addition thereto, on the day a non-employee Director is first elected or appointed to the Board, such non-employee Director is granted an option to purchase 15,000 shares of the Common Stock of the Company. Each January thereafter, a non-employee Director who was previously elected to the Board and who continues to serve in such capacity shall be granted an option to purchase 7,500 shares of the Common Stock of the Company. As stated in Proposal 3 herein, if the stockholders approve the Non-Employee Directors Restricted Stock Plan, the Company intends to use the Non-Employee Directors Restricted Stock Plan as the primary means through which it issues equity to its non-employee directors for their service to the Company and will discontinue issuing stock options to such directors. Other directors, who are either officers or employees of the Company or its affiliates, do not receive separate compensation for their services as directors of the Company.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee has selected the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to be the Company’s auditors, which selection has been approved by the Board of Directors. Deloitte & Touche LLP has served in this capacity for the year 2004. Its representative will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

THE AUDIT COMMITTEE, WITH THE ENDORSEMENT OF THE BOARD OF DIRECTORS, HAS APPROVED THE APPOINTMENT OF THE ABOVE IDENTIFIED ACCOUNTING FIRM AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3:

NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN

Upon the approval of the CEC Entertainment, Inc. Non-Employee Directors Restricted Stock Plan (“Restricted Stock Plan”) by the Company’s stockholders, the Company will discontinue issuing stock options to its non-employee directors pursuant to the Company’s Non-Employee Directors Stock Option Plan. However, since January 1, 2005, the Company has issued 52,500 options to such directors in accordance with the terms and conditions of the Non-Employee Directors Stock Option Plan.

In March 2005, the Board of Directors adopted the Restricted Stock Plan, subject to the approval of the Company’s stockholders. The purpose of the Restricted Stock Plan is to attract, retain and award the services of the non-employee directors of the Company and to provide such persons with a proprietary interest in the Company through the granting of restricted stock that will further align their interests with the interests of the Company’s other stockholders. Upon the approval of the Restricted Stock Plan by the stockholders of the Company, the Company intends to use the Restricted Stock Plan as the primary means through which the Company issues equity to its non-employee directors for their service to the Company as directors. The Restricted Stock Plan terminates on March 1, 2020 and no award may be granted after such date; provided, however, any awards granted before that date will continue to be effective in accordance with the terms and conditions of the respective Restricted Stock Agreements.

The Restricted Stock Plan will be administered by the Compensation Committee of the Board of Directors (“Committee”). Subject to the express provisions of the Restricted Stock Plan, the Committee shall have power and authorities which are exclusively ministerial in nature, including the authority to construe and interpret the Restricted Stock Plan, to define the terms used in the Restricted Stock Plan, to prescribe, amend, and rescind rules and regulations relating to the administration of the Restricted Stock Plan and to make all other determinations necessary or advisable for the administration of the Restricted Stock Plan.

Subject to any adjustments made as a result of various changes in the capitalization of the Company, the aggregate number shares of Common Stock which may be granted under the Restricted Stock Plan shall not exceed 50,000 shares. Shares of Common Stock previously subject to Restricted Stock Awards which are forfeited or canceled may be reissued pursuant to Restricted Stock Awards.

Awards under the Restricted Stock Plan shall be granted solely to non-employee directors, including non-employee directors who are members of the Committee. Following the approval of the Restricted Stock Plan by stockholders, on every fifth business day in January each non-employee director shall be granted a Restricted Stock Award for the number of shares of common stock having a fair market value (as defined in the Restricted Stock Plan) as of the date of grant equal to $75,000.00. If a person first becomes a non-employee director between the date of annual grants, such non-employee director shall be granted a Restricted Stock Award for the number of shares of common stock having the fair market value as of the date he or she becomes a non-employee director equal to $75,000.00 multiplied by a fraction the numerator of which is the number of days from the date such person becomes a non-employee director until the date of the next annual grant and the denominator of which is 365.

The grant of a Restricted Stock Award shall be evidenced by a Restricted Stock Agreement setting forth the restricted stock, the restriction period, the date of grant, and such other terms, provisions, and limitations as are consistent with the Restricted Stock Plan. Further, each Restricted Stock Agreement shall provide for vesting on each anniversary date of the Restricted Stock Award of 25% of the amount of the grant for four (4) consecutive anniversary dates so that the Restricted Stock Award is fully vested at the end of the fourth (4th) anniversary date of the date of grant. If a non-employee director ceases to be a director for any reason other than death prior to the fourth (4th) anniversary date of grant of a Restricted Stock Award, such unvested shares shall be forfeited. If a non-employee director ceases to be a director due to death, then all of such non-employee directors Restricted Stock Awards shall immediately vest in full. Furthermore, if a non-employee director ceases to be a director because of voluntary retirement after a lengthy period of service or because of health reasons, then the remaining non-employee directors may vote to vest any of his or her unvested Restricted Stock Awards that have been outstanding at least one year. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the non-employee director and subject to an obligation of the non-employee director to forfeit and surrender the shares to the Company if the required vesting is not achieved or if any other forfeiture restrictions are violated. The common stock may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of until the forfeiture restrictions have expired.

In the event of any change in capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, combination, or exchange of shares of Common Stock, or other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then the number of shares of Common Stock subject to the Restricted Stock Plan and the number of such shares subject to each award granted thereunder shall be correspondingly adjusted.

If a “Change of Control” (as defined in the Restricted Stock Plan) of the Company occurs, then the Restricted Stock Awards outstanding under the Restricted Stock Plan that are not otherwise vested shall automatically vest, even though certain conditions otherwise provided for in the Restricted Stock Plan or Restricted Stock Award Agreements have not been satisfied at the time of the Change of Control.

The Board of Directors may at anytime and from time to time alter, amend, revise, suspend, or discontinue the Restricted Stock Plan in full or in part; provided, however that any amendment to the Restricted Stock Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of common stock which may be issued under the Restricted Stock Plan, (b) materially modify the requirements as to eligibility for participation in the Restricted Stock Plan, or (c) materially increase the benefits accruing to non-employee directors under the plan. Further, unless required by law, no amendment or revision of the Restricted Stock Plan shall adversely affect any rights of non-employee directors with respect to any Restricted Stock Awards previously granted without the consent of the affected non-employee director.

A copy of the Restricted Stock Plan, as proposed, is attached hereto as Exhibit “A”. The description of the Restricted Stock Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Exhibit “A”, which contains the complete text of the Restricted Stock Plan.

The Board of Directors believes that the proposed adoption of the Restricted Stock Plan will enable the Company and its stockholders, through future stock grants, to continue to secure the benefits of the incentive inherent in stock ownership by its non-employee directors.

No awards have or will be made unless and until the Restricted Stock Plan is approved by the stockholders of the Company.

THE BOARD OF DIRECTORS HAS APPROVED THE ABOVE DESCRIBED PLAN AND UNANIMOUSLY RECOMMEND A VOTE “FOR” THE NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN.

INDEMNIFICATION

The Bylaws of the Company provide for each director and officer of the Company to be indemnified by the Company, as a right, to the full extent permitted or authorized by the laws of the State of Kansas against any liability, judgment, fine, amount paid in settlement, cost and expense asserted or threatened against or incurred by such person in his capacity, or arising out of his status, as a director or officer. The Company’s Articles of Incorporation include a provision which eliminates director liability for monetary damages for breach of the director’s duty of due care, as permitted under Kansas law.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Compensation Committee was comprised of Messrs. Neeb and Tyree in 2004. None of the Committee members have ever been officers or employees of the Company, nor have they had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. There have been no relationships during the last fiscal year requiring disclosure by the Company under any paragraph of Item 402 of Regulation S-K. The Board of Directors intends that transactions with officers, directors and affiliates will be entered into on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by at least a simple majority of the uninterested directors of the Company.

STOCK PERFORMANCE GRAPHS

The following graphs compare the cumulative yearly total stockholder return (change in share price plus reinvestment of any dividends) on the Company’s Common Stock since December 31, 1998 (the “Five-Year Cumulative Total Returns”) and January 3, 1989, the date the Company’s Common Stock first traded on the NASDAQ system (the “Fifteen-Year Cumulative Total Returns”), each versus two indexes. The graphs assume $100 was invested on January 3, 2000 for the Five-Year Cumulative Total Returns, and January 3, 1989 for the Fifteen-Year Cumulative Total Returns. The Company has not paid any cash dividends on its Common Stock during the applicable periods. The share price of the Company’s Common Stock has been adjusted for three-for-two stock splits in the form of stock dividends distributed on March 26, 1991, March 20, 1992, May 22, 1996, July 23, 1999, and March 15, 2004.

The Company’s Common Stock is labeled on the graphs as “CEC Entertainment, Inc.” The index labeled “NYSE Stocks,” which was prepared by Center for Research in Securities Prices (“CRSP”), at the University of Chicago, Graduate School of Business, 1101 East 58th Street, Chicago, Illinois 60637 (telephone 773-834-4606) measures the total return (weighted for the market capitalization of the component companies) on the approximately 38 domestic and foreign companies which operate restaurants or other eating and drinking places (SIC Code 58) and whose equity securities are traded on the New York Stock Exchange. The identities of the companies included in the “NYSE Stocks” index will be made available in a prompt manner to any stockholder upon written request addressed to Investor Relations at the Company’s Irving address. The index labeled “NYSE Stock Market,” also prepared by CRSP, measures the total return on the approximately 2,800 United States companies whose common stock is traded on the New York Stock Exchange.

Five-Year Cumulative Total Returns

Fifteen-Year Cumulative Total Returns

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and the persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange and to furnish the Company with copies of such reports. Based on review of such copies and other records of the Company, the Company has no reason to believe that any reports were untimely filed or that any Form 5 filings were made by any executive officers, directors or persons owning more than ten percent of the Company’s Common Stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP served as the Company’s independent registered public accountants for the fiscal years ending January 2, 2005, and December 28, 2003. A representative of Deloitte & Touche LLP is expected to be present and available at the Annual Meeting of stockholders to respond to appropriate questions and will be given an opportunity to make a statement, if desired.

The firm of Deloitte & Touche, LLP has been the principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by accountants in connection with statutory and regulatory filings or engagements for the fiscal years ending January 2, 2005 and December 28, 2003. The following table presents fees for professional services rendered by Deloitte & Touche, LLP for the audit of the Company’s annual financial statements and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche, LLP for the Company’s 2004 and 2003 fiscal years.

	Fiscal 2004	Fiscal 2003
(1) Audit fees (a)	$755,905	$257,890
(2) Audit-related fees (b)	38,875	56,000
(3) Tax fees (c)	0	0
(4) All other fees (d)	0	0
Total	$794,780	$313,890

(a)	Principally related to audit fees including audit services rendered for audit of Management’s Report on Internal Control over Financial Reporting, as well as audit fees relating to the restatement of financial statements for prior years.

(b)	Principally related to professional services rendered by Deloitte & Touche for attestation services rendered by it for matters such as advisory services for Sarbanes 404, comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, agreed-upon procedures and consultation on accounting standards or transactions.

(c)	Principally related to professional services rendered by Deloitte & Touche for tax compliance services and tax examination assistance.

(d)	Principally related to professional services rendered by Deloitte & Touche for all other services, such as consultation related to tax planning and compliance, improving business and operational processes and regulatory matters.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of all audit, audit-related and tax services specifically described by the Committee on an annual basis and all other individual engagements not anticipated by the Company or the Audit Committee.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who wishes to present a proposal for action at the 2006 annual meeting of stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company, must deliver such proposal to the Company at its principal executive offices, not less than 60 days nor more than 90 days prior to the date of the applicable annual meeting of stockholders; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this section, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) (or the rules and regulations thereunder) of the Exchange Act.

To be in proper written form, a stockholder’s notice to the Secretary of the Company must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholders, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

EXPENSES OF SOLICITATION

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors and officers and employees of the Company, who will receive no additional compensation for soliciting, by means of personal interview, telephone or telegram. The Company has also engaged The Altman Group, Inc. to assist it in the solicitation of proxies, for a fee of $5,000 plus expenses. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

ADDITIONAL INFORMATION AVAILABLE

The Company will furnish a copy of its Annual Report on Form 10-K for the fiscal year ended January 2, 2005, filed with the Securities and Exchange Commission, upon the written request of any stockholder of record at the close of business on March 24, 2005. The written request should be sent to the Secretary of the Company, Marshall R. Fisco, Jr., CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062. The written request must state that as of March 24, 2005, the person making the request was a beneficial owner of the capital stock of the Company. Any stockholder may also obtain a copy of the Company’s Annual Report on Form 10-K through the Securities and Exchange Commission’s website at http://www.sec.gov or through the Company’s website at http://www.chuckecheese.com.

OTHER MATTERS

The Board of Directors is not presently aware of any other matters or business other than that which is described above to be presented to the stockholders for action at the Annual Meeting. In the event that other business comes before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

Stockholders who do not expect to attend the meeting are urged to vote by internet, telephone, or by mail. The instructions included with the proxy card describe how to vote by internet or telephone. Of course, if you prefer, you can vote through the mail service by completing the proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

MARSHALL R. FISCO, JR.
Corporate Secretary

Irving, Texas

April 7, 2005

EXHIBIT A

CEC ENTERTAINMENT, INC.

NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN

The CEC Entertainment, Inc. Non-Employee Directors Restricted Stock Plan (hereinafter called the “Plan” as amended, from time to time) was adopted by the board of directors of CEC Entertainment, Inc., a Kansas corporation (hereinafter called the “Company”), on March 28, 2005 and will be effective upon its approval by the stockholders of the Company (the “Effective Date”).

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract, retain and award the services of the non-employee directors of the Company and to provide such persons with a proprietary interest in the Company through the granting of restricted stock that will further align their interests with the interests of the Company’s other stockholders. Upon the approval of the Plan by the stockholders of the Company, the Company intends to use the Plan as the primary means through which the Company issues equity to its non-employee directors for their service to the Company as directors and will discontinue issuing stock options to such directors pursuant to the Company’s Non-Employee Directors Stock Option Plan.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Board” means the board of directors of the Company.

2.2 “Change of Control” means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company’s Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who were members of the Board for the immediately preceding two (2) years (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such a period); (v) the acquisition of beneficial ownership (within the meaning of Rule 13d 3 under the 1934 Act) of an aggregate of 30% of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 15% of the voting power of the Company’s outstanding voting securities on the date of this Plan, or the acquisition of beneficial ownership of an additional 15% of the voting power of the Company’s outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Company’s outstanding voting securities on the date of this Plan, provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquiror is (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (B) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (C) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

2.3 “Code” means the Internal Revenue Code of 1986, as amended.

Exhibit A-1

2.4 “Committee” means the committee designated to administer the Plan in accordance with Article 3 of this Plan.

2.5 “Common Stock” means the common stock of the Company, par value $ 0.10 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

2.6 “Date of Grant” means the effective date on which a Restricted Stock Award is made to an Eligible Director as set forth in the applicable Restricted Stock Agreement.

2.7 “Director” means a member of the Board.

2.8 “Eligible Director” means a Non-employee Director who was previously appointed or elected to the Board and who continues to serve in such capacity at the time for granting Restricted Stock Awards pursuant to Section 6.1.

2.9 “Employee” means a common law employee, including an employee who is also an Officer or Director, (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary. “Employee” does not include Non-employee Directors.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and rules and regulations relating to such section.

2.11 “Fair Market Value” of a share of Common Stock means the average of the closing prices of the Common Stock as reported by the New York Stock Exchange for the five trading day period ending on and including the date of a Restricted Stock Award.

2.12 “Officer” means a person who is an “officer” of the Company or a Subsidiary within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

2.13 “Non-employee Director” means a member of the Board who is not an Employee.

2.14 “Removal” means removal of a Non-employee Director from the Board, with or without cause, in accordance with the Company’s Certificate of Incorporation, Bylaws or Kansas General Corporation Code.

2.15 “Restriction Period” means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to “Forfeiture Restrictions” as defined in Section 6.2 of the Plan and set forth in any related Restricted Stock Agreement.

2.16 “Restricted Stock” means shares of Common Stock issued to an Eligible Director pursuant to Section 6.1 of this Plan which are subject to restrictions or limitations set forth in this Plan and in any related Restricted Stock Agreement.

2.17 “Restricted Stock Agreement” means the written agreement evidencing the grant of a Restricted Stock Award executed by the Company and the Eligible Director, including any amendments thereto. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

2.18 “Restricted Stock Award” means an award granted under Section 6.1 of this Plan of shares of Common Stock issued to an Eligible Director.

2.19 “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

2.20 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general

Exhibit A-2

partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.21 “Termination of Service” occurs when an Eligible Director shall cease to serve as a Non-employee Director for any reason.

ARTICLE 3

ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board unless and until such time as the Board appoints other members of the Board to serve as the Committee.

Subject to the express provisions of the Plan, the Committee shall have power and authorities which are exclusively ministerial in nature, including the authority to construe and interpret the Plan, to define the terms used in the Plan, to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee on all such matters referred to in the Plan shall be conclusive. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

ARTICLE 4

ELIGIBILITY

Non-employee Directors, including Non-employee Directors who are members of the Committee, shall be eligible to participate in the Plan. Each Eligible Director shall, if required by the Company, enter into an agreement with the Company in such form as the Committee shall determine consistent with the provisions of the Plan for purposes of implementing the Plan or effecting its purposes. In the event of any inconsistency between the provisions of the Plan and any such agreement, the provisions of the Plan shall govern.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided herein, the maximum number of shares of Common Stock that may be issued pursuant to Restricted Stock Awards granted under the Plan is 50,000 shares. Shares of Common Stock previously subject to Restricted Stock Awards hereunder which are forfeited or cancelled may be reissued pursuant to Restricted Stock Awards.

ARTICLE 6

GRANT OF RESTRICTED STOCK AWARD

6.1 Awards. Following the Effective Date, on every fifth Business Day in January each Eligible Director shall be granted a Restricted Stock Award for the number of shares of Common Stock having a Fair Market Value as of the Date of Grant equal to $75,000.00 (the “Annual Grant”). If a person first becomes an Eligible Director between the date of Annual Grants, such Eligible Director shall be granted a Restricted Stock Award for the number of shares of Common Stock having the Fair Market Value as of the date he or she becomes an Eligible Director equal to $75,000.00 multiplied by a fraction the numerator of which is the number of days from the date such person becomes an Eligible Director until the date of the next Annual Grant and the denominator of which is 365. For the purposes of the Plan, the term “Business Day” shall mean a day on which the New York Stock Exchange is open for business and is conducting normal trading activity.

Exhibit A-3

6.2 Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Eligible Director and to an obligation of the Eligible Director to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee, in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.

6.3 Vesting. The Forfeiture Restrictions referred to in Section 6.2 above for any particular Restricted Stock Award shall include the following vesting schedule:

Anniversary of Date of Grant	Portion of Shares That Are Vested On or After Such Anniversary and Before Next Anniversary
First	25%
Second	50%
Third	75%
Fourth	100%

If an Eligible Director’s membership on the Board is terminated pursuant to his or her (i) Removal, (ii) not being re-nominated for Board membership for the next succeeding period, (iii) being nominated for Board membership for the next succeeding period but not being reelected for Board membership for such period by the Company’s stockholders, or (iv) resignation from the Board, in any such case, prior to the actual vesting or lapse of any other Forfeiture Restrictions, if any, applicable to such Restricted Stock Award, then such unvested Restricted Stock shall immediately be cancelled and the Eligible Director (and such Eligible Directors estate or legal representative) shall forfeit any rights or interests in and with respect to any such unvested Restricted Stock. If an Eligible Director ceases to be a Director due to death, then all of such Eligible Directors Restricted Stock shall immediately vest in full.

Furthermore, if an Eligible Director ceases to be a Director because of voluntary retirement after a lengthy period of service on the Board or because of health reasons, the Eligible Directors may, in their sole discretion, take action, which action would exclude the participation of the affected Eligible Director, to vest in full the affected Eligible Director’s Restricted Stock that was awarded at least one year prior to the affected Eligible Director’s cessation of Board service.

6.4 Restricted Stock Awards. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Eligible Director of such Restricted Stock Award or by a book entry account with the Company’s transfer agent. The Eligible Director shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Restricted Stock Agreement, (i) the Eligible Director shall not be entitled to delivery of the certificate evidencing the shares of Common Stock covered by a Restricted Stock Award until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the certificate evidencing the shares of Common Stock (or such shares shall be held in a book entry account with the Company’s transfer agent) until the Forfeiture Restrictions have expired, (iii) the Eligible Director may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions set forth in the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Restricted Stock Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Award, including rules pertaining to the Eligible Director’s Termination of Service prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in the Restricted Stock Agreement made in connection with the Restricted Stock Award.

6.5 Rights and Obligations of Eligible Director. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Eligible Director promptly after, and only after, the Forfeiture Restrictions have expired and the Eligible Director has satisfied all applicable federal, state and local

Exhibit A-4

income tax withholding requirements, if any. Each Restricted Stock Agreement shall require that (i) the Eligible Director, by his or her acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

6.6 Restriction Period. The Restriction Period for a Restricted Stock Award shall commence on the Date of Grant of the Restricted Stock Award and, unless otherwise established by the Committee and stated in the Restricted Stock Agreement, shall expire upon satisfaction of the conditions set forth in the Restricted Stock Agreement pursuant to which the Forfeiture Restrictions will lapse.

6.7 Securities Restrictions. The Committee may impose other conditions on any shares of Common Stock subject to a Restricted Stock Award as it may deem advisable, including (i) restrictions under applicable state or federal securities laws, and (ii) the requirements of any stock exchange or national market system upon which shares of Common Stock are then listed or quoted.

6.8 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award; provided, that in the absence of such a determination, the Eligible Director shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

6.9 Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold applicable federal, state and local income taxes with respect to the lapse of Forfeiture Restrictions applicable to Restricted Stock Awards. Prior to delivery of shares of Common Stock upon the lapse of Forfeitures Restrictions applicable to a Restricted Stock Award, the Eligible Director shall pay or make adequate provision acceptable to the Committee for the satisfaction of all tax withholding obligations of the Company, if any.

ARTICLE 7

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 7, the Board may at any time and from time to time alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of Common Stock which may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Eligible Directors under the Plan. Any such amendment shall, to the extent deemed necessary by the Committee, be applicable to any outstanding Restricted Stock Awards theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Restricted Stock Agreement. In the event of any such amendment to the Plan, the holder of any Restricted Stock Awards outstanding under the Plan shall, upon request of the Committee and as a condition to the applicable lapse of Forfeiture Restrictions thereon, execute a conforming amendment in the form prescribed by the Committee to any Restricted Stock Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 7 shall adversely affect any rights of Eligible Directors or obligations of the Company to Eligible Directors with respect to any Restricted Stock Awards theretofore granted under the Plan without the consent of the affected Eligible Director.

ARTICLE 8

TERM

The Plan shall be effective as of the date that the Plan is approved by the stockholders of the Company. Unless sooner terminated by action of the Board, the Plan will terminate on May 1, 2020, but Restricted Stock Awards granted before that date will continue to be effective in accordance with the terms and conditions of the respective Restricted Stock Agreement.

Exhibit A-5

ARTICLE 9

CAPITAL ADJUSTMENTS

If at any time while the Plan is in effect, or Restricted Stock Awards are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

(a) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to an Eligible Director to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

(b) Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which Forfeiture Restrictions have not yet lapsed prior to any such change.

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of outstanding shares of Restricted Stock.

Upon the occurrence of each event requiring an adjustment with respect to any Restricted Stock Award, the Company shall communicate by reasonable means intended to reach each affected Eligible Director its computation of such adjustment which shall be conclusive and shall be binding upon each such Eligible Director.

ARTICLE 10

RECAPITALIZATION, MERGER AND

CONSOLIDATION; CHANGE IN CONTROL

10.1 The existence of this Plan and Restricted Stock Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.2 Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Restricted Stock Awards granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Restricted Stock Awards would have been entitled.

10.3 In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the outstanding Restricted Stock Awards, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Restricted Stock Awards to be thereafter applicable to such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Restricted Stock Awards may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, or share exchange by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase by the Company during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Restricted Stock Awards at a price equal to the Fair Market Value of such shares on the date of purchase.

Exhibit A-6

10.4 In the event of a Change of Control, then, notwithstanding any other provision in this Plan to the contrary, all Restricted Stock Awards outstanding shall thereupon automatically be vested. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

ARTICLE 11

LIQUIDATION OR DISSOLUTION

In case the Company shall, at any time while any Restricted Stock Award under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Eligible Director shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company in which the Eligible Director is vested, pursuant to the terms of the Eligible Director’s Restricted Stock Agreement, as of the date the Company sells all or substantially all of its property, or dissolves, liquidates or winds up its affairs, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion accelerate the vesting of any Eligible Director’s Restricted Stock Award in connection with any sale, dissolution, liquidation, or winding up contemplated in this Article 11.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1 Investment Intent. The Company may require that there be presented to and filed with it by any Eligible Director under the Plan, such evidence as it may deem necessary to establish that the shares of Common Stock to be received from a Restricted Stock Award are being acquired for investment and not with a view to their distribution.

12.2 No Right to Continued Board Membership. The grant of Restricted Stock shall not be construed as giving an Eligible Director the right to be retained as a Director of the Company. The Board may at any time fail or refuse to nominate an Eligible Director for reelection to the Board, the stockholders of the Company may at any election fail or refuse to reelect any Eligible Director to the Board or an Eligible Director may be subject to Removal, in each case, free from any liability or claim under the Plan or any Restricted Stock Award except as expressly set forth herein.

12.3 Indemnification of Board and Committee. No member of the Board or the Committee, nor any Officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any Officer or Employee acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

12.4 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted a Restricted Stock Award or any other rights except as may be evidenced by a Restricted Stock Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

12.5 Severability And Reformation. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

12.6 Governing Law. The Plan shall be construed and interpreted in accordance with the laws of the State of Kansas.

12.7 Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Restricted Stock Award if the issuance thereof would constitute a violation by the Eligible Director or the Company of any provisions of any law

Exhibit A-7

or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock under a Restricted Stock Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Restricted Stock Awards hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

12.8 Legend. Each certificate representing shares of Restricted Stock issued to a Eligible Director shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain CEC Entertainment, Inc. Non-Employee Directors Restricted Stock Plan, a copy of which is on file at the principal office of the Company in Irving, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

A copy of this Plan shall be kept on file in the principal office of the Company in Irving, Texas.

Exhibit A-8

DETACH HERE

PROXY

CEC ENTERTAINMENT, INC.

4441 West Airport Freeway

Irving, Texas 75062

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alice Winters and James Mabry, and each of them as proxies, with full power of substitution and revocation, and appoints them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of CEC Entertainment, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of CEC Entertainment, Inc. to be held on May 19, 2005, or at any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

CEC ENTERTAINMENT, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/cec	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

☒	Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

1. ELECTION OF DIRECTORS				2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees:	Richard T. Huston, Cynthia I. Pharr Lee, and Raymond E. Wooldridge.
		FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES

		☐	☐
				3. Proposal to approve the adoption of the Non-Employee Directors Restricted Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	__________________________________
	For all nominees except as noted above.			4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. (Please make any address corrections at left.)

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	__________________	Date:	______________	Signature:	__________________	Date:	______________